Exhibit 5.1


                         Independent Auditors' Consent


We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of ACE Aviation Holdings Inc. ("ACE") of our report to the Shareholders of ACE dated March 17, 2005, on the Consolidated Statement of Financial Position of ACE as at December 31, 2004 and the Consolidated Statements of Operations, Retained Earnings and Cash Flow of ACE for the period from June 29, 2004 to December 31, 2004 as well as our report to the Shareholder of Air Canada dated March 17, 2005 on the Consolidated Statement of Financial Position of Air Canada as at December 31, 2003 and the Consolidated Statements of Operations, Retained Earnings (Deficit) and Cash Flow for the nine-month period ended September 30, 2004 and the year ended December 31, 2003, which appears in ACE's Annual Report on Form 40-F for the year ended December 31, 2004.

We also consent to the incorporation by reference in this Registration Statement on Form F-10 of our Comments by Auditors on Canadian/United States Reporting Differences dated March 17, 2005, which appears in ACE's Annual Report on Form 40-F for the year ended December 31, 2004.




/s/ PRICEWATERHOUSE COOPERS LLP
--------------------------------
Chartered Accountants

June 28, 2005
Montreal, Canada